Exhibit 99.1

Streamline Health® Reports Fiscal First Quarter 2023 Financial Results

●	First quarter fiscal 2023 SaaS revenue up 12% compared to first quarter fiscal 2022
●	$17.8 million of Booked SaaS ACV as of April 30, 2023 compared to $17.2 million as of January 31, 2023; $12.7 million of Booked SaaS ACV implemented as of April 30, 2023

Atlanta, GA – June 12, 2023 – Streamline Health Solutions, Inc. (“Streamline” or the “Company”) (Nasdaq: STRM), a leading provider of solutions that enable healthcare providers to proactively address revenue leakage and improve financial performance, today announced financial results for the first quarter of fiscal 2023, which ended April 30, 2023.

Fiscal First Quarter 2023 GAAP Financial Results

Total revenue for the first quarter of fiscal 2023 was $5.3 million compared to $5.9 million during the first quarter of fiscal 2022. The change in revenue for the quarter was the result of higher revenue from SaaS and significantly lower professional services revenue. The Company had a large professional services contract not renew at the end of its 2022 fiscal year. This professional services contract is not expected to be part of the Company’s core business going forward. During the first quarter of fiscal 2023, SaaS revenue grew $0.3 million or 12% compared to the first quarter of fiscal 2022.

Net loss for the first quarter of fiscal 2023 was ($2.9) million, compared to a net loss of ($2.8) million during the first quarter of fiscal 2022.

Fiscal First Quarter 2023 Non-GAAP Financial Results

Adjusted EBITDA for the first quarter of fiscal 2023 was ($1.3) million, in line with the first quarter of fiscal 2022. First quarter fiscal 2023 EBITDA adjustments included higher share-based compensation expenses, lower non-cash valuation adjustments and lower acquisition expenses as compared to fiscal first quarter 2022 EBITDA adjustments.

As of April 30, 2023, the Company’s total Booked SaaS Annual Contract Value (“ACV”) was $17.8 million compared to Booked SaaS ACV of $17.2 million as of January 31, 2023. $5.1 million of the Company’s booked SaaS ACV was unimplemented as of April 30, 2023. Booked SaaS ACV represents the annualized value of all executed SaaS contracts, including contracts that have not been fully implemented as of the measurement date, assuming any contract that expires during the twelve months following the measurement date is renewed on its existing terms unless the Company has knowledge of the non-renewal.

Management Commentary

“We continue to execute against our growth and other corporate goals in fiscal 2023. Our service and innovation teams made significant strides during the first quarter to enable the continued growth of our SaaS revenues, and we believe that our current bookings, once implemented will provide sufficient revenue to achieve breakeven adjusted EBITDA in the third quarter of fiscal 2023.” Stated Tee Green, Chief Executive Officer, Streamline Health. “Health systems are increasingly excited about the opportunity our solutions provide and our ability to ensure they are accurately paid for all of the care they’ve provided.”

Conference Call

The Company will conduct a conference call on Tuesday, June 13, 2023 at 9:00 AM ET to review results and provide a corporate update. Interested parties can access the call by joining the live webcast: click here to register. You can also join by phone by dialing 877-407-8291.

A replay of the conference call will be available from Tuesday, June 13, 2023, at 12:00 PM ET to Tuesday, June 20, 2023 at 12:00 PM ET by dialing 877-660-6853 or 201-612-7415 with conference ID 13739290. An online replay of the presentation will also be available for six months following the presentation in the Investor Relations section of the Streamline website, www.streamlinehealth.net.

About Streamline Health

Streamline Health Solutions, Inc. (Nasdaq: STRM) enables healthcare organizations to proactively address revenue leakage and improve financial performance. We deliver integrated solutions, technology-enabled services and analytics that drive compliant revenue leading to improved financial performance across the enterprise. For more information, visit www.streamlinehealth.net.

Non-GAAP Financial Measures

Streamline reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline’s management believes that this measure provides useful supplemental information regarding the performance of Streamline’s business operations.

Streamline defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, share-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees. A table reconciling this measure to “loss from continuing operations” is included in this press release.

Booked SaaS ACV represents the annualized value of all executed SaaS contracts, including contracts that have not been fully implemented, as of the measurement date, assuming any contract that expires during the twelve months following the measurement date is renewed on its existing terms unless the Company has knowledge of the non-renewal. Booked SaaS ACV should be viewed independently of revenue and does not represent revenue calculated in accordance with GAAP on an annualized basis, as it is an operating metric that can be impacted by contract execution start and end dates and renewal rates. Booked SaaS ACV is not intended to be a replacement for, or forecast of, revenue. There is no GAAP measure comparable to Booked SaaS ACV.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s growth prospects, estimates of anticipated cash flow generation, anticipated bookings, recognition of revenue from contracts included in Booked SaaS ACV, industry trends and market growth, results of investments in sales and marketing, adjusted EBITDA, success of future products and related expectations and assumptions. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog and Booked SaaS ACV, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact

Jacob Goldberger

Director, Investor Relations and FP&A

303-887-9625

Jacob.goldberger@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(rounded to the nearest thousand dollars, except share and per share information)

	Three Months Ended April 30,
	2023	2022
Revenues:

Software as a service	$3,175,000	$2,831,000
Maintenance and support	1,157,000	1,110,000
Professional fees and licenses	1,000,000	1,994,000
Total revenues	5,332,000	5,935,000
Operating expenses:
Cost of software as a service	1,589,000	1,497,000
Cost of maintenance and support	89,000	46,000
Cost of professional fees and licenses	1,108,000	1,666,000
Selling, general and administrative expense	3,806,000	4,501,000
Research and development	1,701,000	1,312,000
Acquisition-related costs	35,000	90,000
Total operating expenses	8,328,000	9,112,000
Operating loss	(2,996,000)	(3,177,000)
Other (expense) income:
Interest expense	(248,000)	(132,000)
Acquisition earnout valuation adjustments	364,000	500,000
Other	32,000	33,000
Loss before income taxes	(2,848,000)	(2,776,000)
Income tax expense	(53,000)	(11,000)
Net loss	$(2,901,000)	$(2,787,000)

Basic and Diluted Earnings Per Share:
Net loss per common share – basic and diluted	$(0.05)	$(0.06)
Weighted average number of common shares – basic and diluted	55,970,880	47,028,463

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(rounded to the nearest thousand dollars, except share and per share information)

	April 30, 2023	January 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,987,000	$6,598,000
Accounts receivable, net of allowance for credit losses of $94,000 and $132,000, respectively	4,280,000	7,719,000
Contract receivables	535,000	960,000
Prepaid and other current assets	717,000	710,000
Total current assets	11,519,000	15,987,000
Non-current assets:
Property and equipment, net of accumulated amortization of $255,000 and $246,000 respectively	99,000	79,000
Right-of use asset for operating lease	—	32,000
Capitalized software development costs, net of accumulated amortization of $6,659,000 and $6,224,000, respectively	5,838,000	5,846,000
Intangible assets, net of accumulated amortization of $3,077,000 and $2,627,000, respectively	14,343,000	14,793,000
Goodwill	23,089,000	23,089,000
Other	1,598,000	1,695,000
Total non-current assets	44,967,000	45,534,000
Total assets	$56,486,000	$61,521,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$299,000	$626,000
Accrued expenses	2,505,000	3,265,000
Current portion of term loan	875,000	750,000
Deferred revenues	7,382,000	8,361,000
Current portion of operating lease obligation	—	35,000
Current portion of acquisition earnout liability	3,374,000	3,738,000
Total current liabilities	14,435,000	16,775,000
Non-current liabilities:
Term loan, net of current portion and deferred financing costs	8,742,000	8,964,000
Deferred revenues, less current portion	104,000	167,000
Other non-current liabilities	143,000	104,000
Total non-current liabilities	8,989,000	9,235,000
Total liabilities	23,424,000	26,010,000
Stockholders’ equity:
Common stock, $0.01 par value per share, 85,000,000 shares authorized; 58,636,411 and 57,567,210 shares issued and outstanding, respectively	586,000	576,000
Additional paid in capital	132,379,000	131,973,000
Accumulated deficit	(99,903,000)	(97,038,000)
Total stockholders’ equity	33,062,000	35,511,000
Total liabilities and stockholders’ equity	$56,486,000	$61,521,000

STREAMLINE HEALTH SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Rounded to the nearest thousand dollars)

	Three Months Ended April 30,
	2023	2022
Net loss	$(2,901,000)	$(2,787,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,059,000	1,103,000
Acquisition earnout valuation adjustments	(364,000)	(500,000)
Provision for deferred income taxes	39,000	—
Share-based compensation expense	572,000	326,000
Provision for credit losses	—	13,000
Changes in assets and liabilities:
Accounts and contract receivables	3,900,000	(678,000)
Other assets	(15,000)	8,000
Accounts payable	(327,000)	235,000
Accrued expenses and other liabilities	(795,000)	739,000
Deferred revenue	(1,042,000)	271,000
Net cash provided by (used in) operating activities	126,000	(1,270,000)
Cash flows from investing activities:
Purchases of property and equipment	(29,000)	—
Capitalization of software development costs	(404,000)	(519,000)
Net cash used in investing activities	(433,000)	(519,000)
Cash flows from financing activities:
Repayment of bank term loan	(125,000)	—
Payments related to settlement of employee share-based awards	(179,000)	(141,000)
Net cash used in financing activities	(304,000)	(141,000)
Net decrease in cash and cash equivalents	(611,000)	(1,930,000)
Cash and cash equivalents at beginning of period	6,598,000	9,885,000
Cash and cash equivalents at end of period	$5,987,000	$7,955,000

STREAMLINE HEALTH SOLUTIONS, INC.

NEW BOOKINGS

(Unaudited, rounded to the nearest thousand dollars)

April 30, 2023
Three Months Ended
Software as a service	2,076,000
Maintenance and support	-
Professional fees and licenses	98,000
Q1 2023 Bookings	$2,174,000
Q1 2022 Bookings*	$8,863,000

*Amount includes a single, 10-year contracted booking for RevID under the Company’s VAR with Cerner.

STREAMLINE HEALTH SOLUTIONS, INC.

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended
	April 30, 2023	April 30, 2022
Adjusted EBITDA Reconciliation
Loss from continuing operations	$(2,901)	$(2,787)
Interest expense	248	132
Income tax expense	53	11
Depreciation and amortization	1,031	1,083
EBITDA	$(1,569)	$(1,561)
Share-based compensation expense	572	326
Non-cash valuation adjustments	(364)	(500)
Acquisition-related cost, severance, and transaction-related bonuses	57	501
Other non-recurring expenses	(33)	(48)
Adjusted EBITDA	$(1,337)	$(1,282)